EXHIBIT 10(aa)

                             STOCK OPTION AGREEMENT
                             ----------------------

DATE:              March 26, 2004

Optionee:          EDOCUSIGN, INC.

Option to Purchase Aggregate Number of Shares:                250,000 SHARES
Price Per Share:                                              $ .62
Date of Grant:                                                March 26, 2004

     1. In connection with that certain agreement dated as of August 15, 2003, by and between SearchHelp, Inc. (the "COMPANY") and eDocuSign, Inc., a New York corporation (the "SELLER"), hereby gives and grants you, subject to all of the provisions, terms and conditions contained in SearchHelp, Inc.'s Stock Option Plan, as amended from time to time (as amended, the "PLAN"), a copy of which is attached hereto as Exhibit A, and subject to its further provisions, the right and option to purchase up to the aggregate number of shares set forth above of the Company's common stock, par value $.0001 per share (the "COMMON STOCK"), at the price per share also set forth above (the "OPTIONS"). The per share purchase price is not less than the fair market value per share of Common Stock on the date the grant of the Options was approved by the Board of Directors (the "DATE OF GRANT").

     2. The Options are exercisable only after Three Million (3,000,000) units of the Software have been sold by or on behalf of the Company. Subject to earlier termination as provided in the Plan, the Options shall expire on the date five (5) years from the date hereof, and shall not be exercisable after their expiration date.

     3. The Options are exercisable only by you and are not transferable by you.

     4. The Options (or any part of installment thereof) must be exercised by giving written notice to the Company's Chief Executive Officer at its principal office address, or to such transfer agent as the Company's Chief Executive
Officer shall designate. The notice, the form of which is attached hereto as EXHIBIT B, must specify the date of the notice, the number of shares as to which the Options are being exercised and the expected date of such purchase (which, unless the Company otherwise consents, shall be at least five (5) days and not more than fifteen (15) days after the date you mail the notice). The notice must be accompanied by the tender of payment of the purchase price for the number of shares specified in the notice. Payment must be made (a) in cash, or (b) by certified check, or (c) with previously acquired Common Stock of the Company having a fair market value equal to the purchase price of the shares being purchased, or (d) any combination thereof, or (e) any other method approved by the Board of Directors in its discretion. If the Board of Directors exercise its discretion to permit payment by means other than the methods set forth in clauses (a), (b), (c) or (d), such discretion must be exercised in writing prior to the time you exercise the Options.

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     5. Upon  payment  of the  purchase  price of the  shares  specified  in the notice, the Company shall deliver to you certificates for the shares purchased. The holder of the Options shall not have the rights of a shareholder with respect to the shares covered by the Options until the date of the stock certificates issued to the holder for such shares.

     6. You may be required to make an appropriate representation at the time of any exercise of the Options that it is your intention to acquire the shares being purchased for investment and not for resale or distribution. In addition, you may be required to agree in writing not to sell any shares acquired pursuant to the Options or any other shares of the Company that you may now or hereafter acquire except either (a) in compliance with the Securities Act of 1933, as amended, provided that the Company shall be under no obligation to register either the Plan or any securities obtained pursuant to your exercise of your rights, hereunder, with the Securities and Exchange Commission, or (b) with prior written approval of the Company. An appropriate legend restricting the sale of the shares may be placed upon the certificates representing the shares and any resale must be in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     7. Notwithstanding that the shares you shall receive upon the exercise of the Options may be registered under the Securities Act of 1933, as amended, you acknowledge and agree that you may not sell more than 50% of the shares acquired upon exercise of the Options within the first year following such exercise. An appropriate legend restricting the sale of 50% of the shares you acquire upon exercise of the Options shall be placed upon the certificate representing these shares.

     8. If you dispose of the shares you acquire upon exercise of the Options more than (x) two (2) years after the grant of the Options and (y) one (1) year after the exercise of the Options, any gain or loss upon disposition will be treated as long-term capital gain or loss. If these holding periods are not satisfied, you will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the shares at the date the Options were exercised or the sale price of the shares. Any gain or loss recognized on a premature disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon a premature disposition may apply if you are an officer, director, or 10% stockholder of the Company. You recognize that if you sell any shares acquired upon the exercise of the Options within one year after your exercise of the Options, the tax treatment of the disposition may have an adverse impact on you and you should consult your personal tax advisor before making any such sales.

     9. This agreement shall be binding upon and shall inure to the benefit of any successors or assigns of the Company, and, to the extent herein provided, shall be binding upon and inure to the benefit of your legal representatives.

     10. If the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this letter enclosed for that purpose.


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                                Very truly yours,

                                SEARCHHELP, INC.



Date:                      By:
      ---------                --------------------------------
                                Debbie Seaman
                                President and Secretary


     I hereby confirm that the foregoing is in accordance with my understanding and is hereby agreed and accepted in its entirety as of the date of the above letter.


EDOCUSIGN, INC.


By:
     ----------------------------------------
      Name:
      Title:

Date:
     ----------------------------------------


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                EXHIBIT A - SEARCHHELP, INC.'S STOCK OPTION PLAN
                ------------------------------------------------

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                           EXHIBIT B - FORM OF NOTICE



SearchHelp, Inc.                    Date:
1055 Stewart Avenue                       -----------------------
Bethpage, NY 11714
Attention:  President


The undersigned hereby: (1) irrevocably subscribes for and offers to purchase __________________ of common stock of SearchHelp, Inc. pursuant to, and in exercise of, the options granted to the undersigned on March 26, 2004; and (2) encloses payment of _______________________ ($_________) for these shares at a purchase price of $ .62 per share.

The shares should be issued be issued in the name of EDOCUSIGN, INC. and should delivered to such holder at:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                [insert address]


Signature:
          ----------------------------------------------------------------------

Print Name:
           ---------------------------------------------------------------------

Social Security Number:
                       ---------------------------------------------------------





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